Exhibit 99.1

Beam Therapeutics Reports Business Updates and Full Year 2019 Financial Results

Successful Initial Public Offering Completed and Continued Advancement of Broad Portfolio of Novel Base Editing Programs

CAMBRIDGE, Mass., March 30, 2020 - Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today reported recent business highlights and full year 2019 financial results.

“So far in 2020, we have made strides across all aspects of our business, and despite the many uncertainties we face today amid the COVID-19 pandemic, we remain committed to moving our programs forward for patients,” said John Evans, chief executive officer of Beam. “Following the successful completion of our initial public offering and the recent additions to our team, we have the resources needed to steadily advance a broad and deep portfolio of base editing programs addressing a wide range of disease areas and to invest in the science of base editing, illustrated by the recent platform technology publications. As we look ahead, we are planning for additional scientific publications throughout the year and remain on track to file an initial wave of IND applications beginning in 2021, in an effort to bring a new class of precision genetic medicines to the clinic and, ultimately, to patients.”

Recent Business Highlights

•

Leadership Team Strengthened with Key Appointments: Since the beginning of 2020, Beam has named several appointments and promotions aimed at further supporting advancement of its pipeline and expanding its business operations. These include the promotion of Giuseppe “Pino” Ciaramella, Ph.D., to president and chief scientific officer, the promotion of Manmohan Singh, Ph.D., to senior vice president of pharmaceutical sciences and delivery technologies, and the appointment of Christine Swenson as senior vice president of regulatory affairs.

•

Advancements in Base Editing Technology Platforms Highlighted in Scientific Publications: New research on Beam’s novel adenine base editor (ABE) and cytosine base editor (CBE) technologies were reported in multiple scientific publications. Data from these internal and collaborator publications further support that Beam’s continued evolution of ABEs and CBEs can enhance the precision of targeted A-to-G and C-to-T DNA base changes, potentially improving the range of therapeutic applications.

•

In a paper entitled, “ABE8: Superior adenine base editors with expanded targeting range, higher activity, and therapeutic application”, accepted for publication in Nature Biotechnology, Gaudelli, et al., highlight continued evolution of Beam’s adenine base editors. These proprietary, next-generation “ABE8 variants” demonstrated improved therapeutic potential compared to previously published versions, including increased on-target activity while maintaining low-levels of off-target editing across a number of cell types, including transformed and human primary cells.

•

In a paper entitled, “Next-generation cytosine base editors with minimized unguided DNA and RNA off-target events and high on-target activity,” accepted for publication in Nature Communications by Yu, et al., highlighted proprietary next-generation versions of CBEs. Off-target editing rates with the first published version of CBEs, known as BE3, are low and within mutation rates that naturally occur with no consequence in somatic cells. These next-generation CBEs display comparable on-target editing to BE3 while further reducing the low levels of off-target editing seen with BE3.

•

Two papers published in Nature Biotechnology by Beam co-founder Dr. David Liu, highlight novel CBEs that diminish or eliminate the low levels of off-target editing observed with BE3s, and novel variants of base editors that are able to bind a wider range of genetic targets, expanding their therapeutic potential.

•

Oversubscribed $207M Initial Public Offering Completed: On February 11, 2020, Beam announced the closing of its initial public offering of 12,176,471 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1,588,235 additional shares of common stock, at a public offering price of $17.00 per share. The net proceeds to Beam Therapeutics from the offering were approximately $188.3 million, after deducting underwriting discounts and commissions and estimated offering expenses.

•

Business Continuity: Beam is executing its business objectives for 2020 and beyond, while closely monitoring the impact of the COVID-19 situation. The company has established a remote operating model while prioritizing the most critical research and development activities needed to advance its portfolio of novel base editing programs.

Full Year 2019 Financial Results

•

Cash Position: Cash, cash equivalents and marketable securities were $91.8 million as of December 31, 2019, which does not include the $188.3 million in net proceeds from the company’s IPO completed in February 2020. In addition, cash used to fund our operations was $72.0 million for the year ended December 31, 2019.

•	R&D Expenses: Research and development (R&D) expenses were $54.6 million for the full year ended December 31, 2019.

•	G&A Expenses: General and administrative (G&A) expenses were $20.6 million for the full year ended December 31, 2019.

•	Net Loss: Net loss was $78.3 million for the full year ended December 31, 2019.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company developing precision genetic medicines through the use of base editing. Beam’s proprietary base editors create precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This enables a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases. For more information, visit www.beamtx.com.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our plans for scientific publications, the expected timing of filing INDs applications and the therapeutic applications of our technology. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in development and potential commercialization of our product candidates; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from preclinical and clinical trials will be predictive of the results or success of ongoing or later clinical trials; that enrollment of clinical trials may take longer than expected; that our product candidates will experience manufacturing or supply interruptions or failures; that we will be unable to successfully initiate or complete the preclinical and clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; and the other risks and uncertainties identified under the heading “Risk Factors” and in our Annual Reports on Form 10-K for the year ended December 31, 2019 and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Monique Allaire

THRUST Strategic Communications

monique@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

Consolidated Balance Sheet Data

(in thousands)

	December 31,
	2019	2018
Cash, cash equivalents and marketable securities	$91,848	$146,443
Total assets	156,099	167,012
Redeemable convertible preferred stock	302,049	251,434
Total stockholders’ deficit	(201,104)	(117,406)

Consolidated Statement of Operations

(in thousands, except share and per share data)

	Year ended December 31,
	2019	2018
License revenue	$18	$—
Operating expenses:
Research and development	54,619	33,873
General and administrative	20,553	11,868

Total operating expenses	75,172	45,741
Loss from operations	(75,154)	(45,741)
Other income (expense):
Change in fair value of derivative liabilities	(5,400)	(11,749)
Loss on issuance of preferred stock in connection with Blink Merger	—	(49,500)
Loss on issuance of preferred stock to investors	—	(5,715)
Change in fair value of preferred stock tranche liabilities	—	(4,325)
Interest income	2,486	292
Interest expense	(187)	—
Other expense	(71)	—

Total other income (expense)	(3,172)	(70,997)

Net loss	$(78,326)	$(116,738)

Net loss attributable to noncontrolling interest in Blink	—	1,481
Accretion of redeemable convertible preferred stock to redemption value, including dividends on preferred stock	(12,714)	(2,068)

Net loss attributable to common stockholders	$(91,040)	$(117,325)

Net loss per common share attributable to common stockholders, basic and diluted	$(14.05)	$(40.54)

Weighted-average common shares used in net loss per share attributable to common stockholders, basic and diluted	6,479,591	2,893,978